UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.                     )

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Anadys Pharmaceuticals, Inc.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
ELECTION OF DIRECTORS
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPENSATION OF EXECUTIVE OFFICERS
CERTAIN TRANSACTIONS
HOUSEHOLDING OF PROXY MATERIALS
ANNUAL REPORT
OTHER MATTERS

ANADYS PHARMACEUTICALS, INC.
3115 MERRYFIELD ROW
SAN DIEGO, CALIFORNIA 92121
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 30, 2008
     Dear Stockholder:
     You are cordially invited to attend the Annual Meeting of Stockholders (the Annual Meeting) of Anadys Pharmaceuticals, Inc., a Delaware corporation (the Company). The meeting will be held on Friday, May 30, 2008 at 9:00 a.m. local time at our corporate headquarters located at 3115 Merryfield Row, San Diego, California 92121 for the following purposes:
1.	To elect three Class I directors to hold office until the 2011 Annual Meeting.

2.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2008.

3.	To conduct any other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.
     These items of business are more fully described in the Proxy Statement accompanying this Notice.
     The record date for the Annual Meeting is April 7, 2008. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors
/s/ Elizabeth E. Reed
Elizabeth E. Reed
Secretary

San Diego, California
April 14, 2008
     You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the Annual Meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

ANADYS PHARMACEUTICALS, INC.
3115 MERRYFIELD ROW
SAN DIEGO, CA 92121
PROXY STATEMENT
FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 30, 2008
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Why am I receiving these materials?
     We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Anadys Pharmaceuticals, Inc. (sometimes referred to as we, the Company or Anadys) is soliciting your proxy to vote at the 2008 Annual Meeting of Stockholders (the Annual Meeting). You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.
     The Company intends to mail this proxy statement and accompanying proxy card on or about April 21, 2008 to all stockholders of record entitled to vote at the Annual Meeting.
Who can vote at the Annual Meeting?
     Only stockholders of record at the close of business on April 7, 2008 will be entitled to vote at the Annual Meeting. On this record date, there were approximately 28,696,948 shares of common stock outstanding and entitled to vote. You are entitled to one vote for each share you own on any matter that may be properly presented for consideration and action by stockholders at the Annual Meeting.
     Stockholder of Record: Shares Registered in Your Name
     If at the close of business on April 7, 2008 your shares were registered directly in your name with Anadys’ transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.
     Beneficial Owner: Shares Registered in the Name of a Broker or Bank
     If at the close of business on April 7, 2008 your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on?
     There are two matters scheduled for a vote:
➢	Election of three Class I directors to hold office until the 2011 Annual Meeting; and

➢	Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2008.
How do I vote?
     You may either vote “For” any one or more of the nominees to the Board of Directors or you may “Withhold” your vote for any one or more of the nominees. For any other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are explained below:

     Stockholder of Record: Shares Registered in Your Name
     If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy. Your vote will only be counted once however.
➢	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

➢	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If your signed proxy card is received by us before the Annual Meeting, we will vote your shares as you direct.
     Beneficial Owner: Shares Registered in the Name of Broker or Bank
     If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Anadys. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.
How many votes do I have?
     On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on April 7, 2008.
What if I return a proxy card but do not make specific choices?
     If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of each of the nominees for director and “For” the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2008. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
     We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one proxy card?
     If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
     Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:
➢	You may submit another properly completed proxy card with a later date.

➢	You may send a timely written notice that you are revoking your proxy to Anadys’ Secretary at 3115 Merryfield Row, San Diego, California, 92121.

➢	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
     If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s Annual Meeting?
     To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 12, 2008 to Anadys’ Secretary at 3115 Merryfield Row, San Diego, California 92121. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must do so no earlier than the close of business on January 30, 2009 and no later than the close of business on March 2, 2009 unless the date of the 2009 Annual Meeting is advanced more than thirty days prior to or delayed by more than thirty days after May 30, 2009, the anniversary of this year’s Annual Meeting, in which case notice must be delivered not earlier than the close of business on the 120th day prior to next year’s Annual Meeting and not later than the close of business on the later of the 90th day prior to next year’s Annual Meeting or the 10th day following the day on which Anadys first publicly announces the date of next year’s Annual Meeting.
How are votes counted?
     Votes will be counted by the inspector of elections appointed for the Annual Meeting, who will separately count “For”, “Withhold” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions). Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.
     If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.
How many votes are needed to approve each proposal?
➢	For the election of directors, the three Class I nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only “For” or “Withhold” votes will affect the outcome.

➢	To be approved, Proposal No. 2, the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2008, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?
     A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the Annual Meeting or by proxy. On the record date, there were 28,696,948 shares outstanding and entitled to vote. Thus 14,348,475 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.
     Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairman of the Annual Meeting or a majority of the votes present at the Annual Meeting may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
     Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in the Company’s quarterly report on Form 10-Q for the second quarter of 2008.

PROPOSAL 1
ELECTION OF DIRECTORS
     Our Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one third of the total number of directors, with each class having a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified, or until such director’s death, resignation or removal.

     Our Board of Directors is presently composed of eight members. The Board of Directors has determined that Drs. Scangos, Papadopoulos and Williams and Messrs. Foletta and Holtzman, which members constitute a majority of the Board of Directors, are independent (as independence is currently defined by the listing standards of the NASDAQ Stock Market (Nasdaq)). In making its determination, the Board considered any transactions, relationships and arrangements with each of Messrs. Foletta and Holtzman and Drs. Papadopoulos, Scangos and Williams and concluded that none of them has any relationships with us that would impair his independence under applicable Nasdaq listing standards and rules of the Securities and Exchange Commission (SEC).
     There are three directors in Class I, the class whose term of office expires in 2008, of which all three have been nominated for re-election, Messrs. Foletta and Holtzman and Dr. Xanthopoulos. Proxies may only be selected for the number of nominees named below and may not be voted for a greater number of persons. The nominees for election to this class are currently directors of the Company, but only Mr. Holtzman and Dr. Xanthopoulos were previously elected by the stockholders. Mr. Foletta was originally appointed to the Board by our Board of Directors in September 2005. If elected at the Annual Meeting, each nominee would serve until the 2011 Annual Meeting of Stockholders and until his successor is elected and qualified, or until such director’s death, resignation or removal.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Corporate Governance and Nominating Committee of the Board of Directors may propose. Each person nominated for election has agreed to serve if elected, and the Company has no reason to believe that any nominee will be unable to serve.

     Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.
Class I Nominees for Election for a Three-Year Term Expiring at the 2011 Annual Meeting of Stockholders
     Mark G. Foletta, CPA, age 47, joined our Board of Directors in September 2005. Mr. Foletta has served as Senior Vice President, Finance and Chief Financial Officer at Amylin Pharmaceuticals Inc., a biopharmaceutical company, since March 2006. He had previously served as Vice President, Finance and Chief Financial Officer at Amylin since March 2000. He served as a Principal of Triton Group Management, Inc., a management consulting firm, from 1997 to 2000. From 1986 to 1997, Mr. Foletta held a number of management positions with Intermark, Inc., a diversified holding company, and Triton Group Ltd., a management consulting firm, the most recent of which was Senior Vice President, Chief Financial Officer and Corporate Secretary. From 1982 to 1986, Mr. Foletta was with Ernst & Young, a public accounting firm, most recently serving as an Audit Manager. Mr. Foletta earned his B.A. in Business Economics from the University of California, Santa Barbara. Mr. Foletta is a certified public accountant.
     Steven H. Holtzman, age 54, joined our Board of Directors in August 2004. Mr. Holtzman has served as a founder and the Chairman and Chief Executive Officer of Infinity Pharmaceuticals, Inc., a biopharmaceutical company since 2001. He previously was the Chief Business Officer of Millennium Pharmaceuticals, Inc., a biopharmaceutical company, the founder and Executive Vice President of DNX Corporation, a drug development services company, the founding Executive Director of the Ohio Edison Program, and an instructor in moral philosophy and the philosophy of language at Corpus Christi College, Oxford University, U.K. Mr. Holtzman co-founded and from 1995-2000 was the Co-Chair of the Biotechnology Industry Organization (BIO) Bioethics Committee and, from 1996-2001, served as a Member of the National Bioethics Advisory Commission. He is a director of BIO and also a Trustee of The Hastings Center for Ethics and the Life Sciences and the Berklee College of Music. Mr. Holtzman received his B.A. in Philosophy from Michigan State University and his B.Phil. graduate degree in Philosophy from Oxford University, which he attended as a Rhodes Scholar.
     Kleanthis G. Xanthopoulos, Ph.D., age 49, has served as a member of our Board of Directors since May 2000 and served as our President and Chief Executive Officer from May 2000 to November 2006. Since December 2007, Dr. Xanthopoulos has served as President and Chief Executive Officer of Regulus Therapeutics LLC, a biopharmaceutical company. From January 2007 to December 2007, Dr. Xanthopoulos was a Managing Director at Enterprise Partners Venture Capital, a venture capital firm. From 1997 to 2000, he held a variety of positions at Aurora Biosciences Corporation, a biotechnology company, including Vice President, Genomics & Molecular Biology. Dr. Xanthopoulos was a Section Head of the National Human Genome Research Institute at The National Institutes of Health. He was a Postdoctoral Research Fellow at the Rockefeller University from 1987 to 1990 and an Associate Professor of Molecular Biology at the Karolinska Nobel Medical Institute, Sweden from 1991 to 1995. Dr. Xanthopoulos is also a member of the Board of Directors of Odyssey Thera, Inc., a privately held drug discovery company, Regulus Therapeutics and BIOCOM, Southern California’s life science industry association. An Onassis Scholar, Dr. Xanthopoulos received his B.Sc. in Biology with honors from Aristotle University of Thessaloniki, Greece, and received both his M.Sc. in Microbiology and Ph.D. in Molecular Biology from the University of Stockholm, Sweden.
The Board of Directors Recommends a Vote in Favor of each of the Nominees.
Class II Directors Continuing in Office Until the 2009 Annual Meeting of Stockholders
     Marios Fotiadis, age 34, has served as a member of our Board of Directors since September 2002. In November 2007 he was appointed General Partner at TVM Capital, a venture capital firm focused on technology and life science investments. Previously, he was Managing Director of life sciences investments at Enterprise Partners Venture Capital, a venture capital firm, from January 2007 to November 2007, and a Partner at Advent International, a private equity firm, from 2004 through 2006. Prior to joining Advent, he was with SG Capital Partners, a private equity firm, since 1999 and oversaw its portfolio in life sciences. Prior to 1999, Mr. Fotiadis was an investment banker focusing on mergers and acquisitions transactions with SG Cowen, an investment bank related to SG Capital Partners. Mr. Fotiadis holds an M.B.A. from Columbia University and a B.S.B.A. degree cum laude in Business Administration from the Daniels College of Business at the University of Denver.
     Steve Worland, Ph.D., age 50, was appointed President and Chief Executive Officer and a member of our Board of Directors in August 2007. Dr. Worland joined us as our Chief Scientific Officer in 2001 and was promoted to Executive Vice President, Head of Research and Development in October 2004. In December 2005 he was named Executive Vice President, Pharmaceuticals, assuming additional responsibilities, including strategic planning and corporate development, while continuing to lead our R&D efforts. In June 2006 he was named President, Pharmaceuticals. From 1999 to 2001 he was Vice President, Head of Antiviral Research, at Agouron Pharmaceuticals, a Pfizer Company. Dr. Worland was at Agouron from 1988 through the acquisition of Agouron by Warner-Lambert in 1999. Dr. Worland was a National Institutes of Health Postdoctoral Fellow in Molecular Biology at Harvard University from 1985 to 1988. He received his B.S. in Biological Chemistry from the University of Michigan and his Ph.D. in Chemistry from the University of California, Berkeley.
Class III Directors Continuing in Office Until the 2010 Annual Meeting of Stockholders
     Stelios Papadopoulos, Ph.D., age 59, has served as a member of our Board of Directors since May 2000. Dr. Papadopoulos’ career in biotech spans more than two decades. In August 2006 he retired as Vice Chairman of Cowen & Co., LLC, a global brokerage and investment banking firm, where he had been an investment banker focusing on the biotechnology and pharmaceutical sectors since 2000. Dr. Papadopoulos was an investment banker at PaineWebber Incorporated, a global brokerage and investment banking firm, from 1987 to 2000, most recently serving as Chairman of Paine Webber Development Corp, a PaineWebber subsidiary focusing on biotechnology. Prior to joining PaineWebber, he was a Vice President in the Equity Research Department of Drexel Burnham Lambert, an investment banking firm, covering the biotechnology industry and prior to that a biotechnology analyst at Donaldson, Lufkin & Jenrette, an investment banking firm. Before coming to Wall Street, Dr. Papadopoulos was on the faculty of the Department of Cell Biology at New York University Medical Center. He continues his affiliation with New York University Medical Center as an Adjunct Associate Professor of Cell Biology. Dr. Papadopoulos holds a Ph.D. in biophysics and an M.B.A. in finance, both from New York University. He is co-founder and Chairman of the Board of Exelixis, Inc., a drug discovery and development company, co-founder and member of the Board of Cellzome Inc., a privately held drug discovery company, a member of the Board of Directors of Neuronyx, Inc., a privately held cellular therapeutics company, as well as vice-chairman of the Board of Directors of BG Medicine, Inc, a privately held biotechnology company. He is also a member of the Scientific Advisory Board of Symphony Capital LLC, a private equity company, in New York. In the not-for-profit sector, he is co-founder and Chairman of Fondation Santé, a member of the Board of Directors of the National Marrow Donor Program (NMDP) and a member of the Board of Visitors of Duke University School of Medicine.
     George A. Scangos, Ph.D., age 59, assumed the position of Chairman of our Board on December 31, 2005. He has served as a member of our Board of Directors since October 2003. Since 1996, Dr. Scangos has been President and Chief Executive Officer of Exelixis, Inc., a drug discovery and development company. From 1993 to 1996, he served as President of Biotechnology at Bayer Corporation, a pharmaceutical company. At Bayer, Dr. Scangos held several positions, including Senior Vice President of Research and Development for Bayer’s pharmaceutical division and then President of Bayer Biotechnology. He serves on the Board of Visitors at the University of California, San Francisco School of Pharmacy, the Board of Overseers at the University of California, Davis Medical School, the Advisory Board for the Cornell University Life Sciences Initiative, and the Boards of Directors of the Global Alliance for TB Drug Development, the California Health Institute (CHI) and Exelixis. Dr. Scangos received a B.A. in biology from

Cornell University, a Ph.D. from the University of Massachusetts and a Jane Coffin Postdoctoral Fellow in the laboratory of Dr. Frank Ruddle at Yale University.
     Douglas E. Williams, Ph.D., age 50, joined our Board of Directors in August 2004. Dr. Williams currently serves as President and Chief Scientific Officer of ZymoGenetics, Inc, a biotherapeutics company. From 2004 to July 2007, he served as Chief Scientific Officer and Executive Vice President of ZymoGenetics, Inc.. Prior to joining ZymoGenetics, Dr. Williams served as Chief Scientific Officer and Executive Vice President, Research and Development of Seattle Genetics Inc., a biotechnology company. Previously, he served as Senior Vice President, Washington Site Leader and member of the Executive Committee for Amgen, Inc., a human therapeutics company in the biotechnology industry, following Amgen’s acquisition of Immunex Corp.,a biotechnology company, where he served from 1988 to 2002, most recently as Executive Vice President, Chief Technology Officer and a member of Immunex’s Board of Directors. Dr. Williams currently serves on the Board of Directors of Array Biopharma, a biopharmaceutical company, and Aerovance, Inc, a privately held biopharmaceutical company. He is also a member of the Scientific Advisory Board of Symphony Capital LLC, a private equity company. Dr. Williams holds a B.S. magna cum laude in Biological Sciences from the University of Massachusetts, Lowell and a Ph.D. in Physiology from the State University of New York at Buffalo, Roswell Park Division.
Meetings of the Board of Directors
     During the year ended December 31, 2007, our Board of Directors held a total of nine meetings, including regularly scheduled in-person meetings and teleconferences and special meetings via teleconference. As required under applicable listing standards of Nasdaq, during the year ended December 31, 2007 our independent directors met four times in regularly scheduled executive sessions at which only the independent directors were present. Our Board of Directors has an Audit Committee, Corporate Governance and Nominating Committee and Compensation Committee.
     During the year ended December 31, 2007, seven out of our eight directors attended at least 75% or more of the total regularly scheduled in-person and telephonic meetings of the Board of Directors and of the committees on which they served that were held during the period for which they were a director or committee member, respectively. However, due to a death in the family at the time of our last regularly scheduled in-person board meeting, Mr. Fotiadis’ attendance of the total regularly scheduled in-person and telephonic and special meetings of the Board of Directors dropped below 75% to 67%. Mr. Fotiadis does not serve on any committees.
     The Board of Directors does not have a formal policy with respect to the attendance of members of the Board of Directors at the annual meetings of stockholders of the Company. Dr. Fritz, our former President and Chief Executive Officer and a former member of our Board of Directors, was the only member of the Board of Directors in attendance at our 2007 Annual Meeting. Steve Worland, Ph.D. was also in attendance at our 2007 Annual Meeting, but he was not a member of our Board of Directors at the time.
     Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.
Audit Committee
     The Audit Committee of the Board of Directors oversees the Company’s corporate accounting and financial reporting processes. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent registered public accounting firm; determines on behalf of the Board of Directors the engagement of the independent registered public accounting firm; determines on behalf of the Board of Directors whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the engagement of the independent registered public accounting firm to perform any proposed permissible services and appropriate compensation for such services; reviews and approves all related party transactions; monitors the rotation of partners of the independent registered public accounting firm on the Company engagement team as required by law; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in the Company’s Annual Report on Form 10-K; discusses with management and the independent registered public accounting firm the results of the annual audit and the results of the Company’s quarterly financial statement reviews; and has the specific responsibilities and authority necessary to comply with the listing standards of Nasdaq applicable to audit committees. The Board of Directors has adopted a written charter for the Audit Committee which is available on our website at www.anadyspharma.com.
     During 2007, the Audit Committee was comprised of three independent directors, Messrs. Foletta and Holtzman and Dr. Scangos. The Board of Directors has determined that all current members of the Audit Committee are independent (as independence is currently defined by the rules of Nasdaq and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (Exchange Act)). The Board of Directors has also determined that Messrs. Foletta and Holtzman are each an “audit committee financial expert” as defined in applicable SEC rules. The Audit Committee met six times during the year ended December 31, 2007. See “Report of the Audit Committee of the Board of Directors” below.
Compensation Committee
     The Compensation Committee is responsible to act on behalf of the Board of Directors in fulfilling the Board of Directors’ responsibilities to oversee the Company’s compensation policies, plans and programs, to review and determine the compensation of the executive officers of the Company and establish and review general policies relating to compensation and benefits of employees of the Company. In addition, the Compensation Committee periodically reviews the appropriateness of the level of compensation provided to our non-employee directors under our Non-Employee Director Compensation Program. The Compensation Committee also administers the granting of stock options and other awards under our stock plans. The Compensation Committee also reviews with management the Company’s Compensation Discussion and Analysis and considers whether to recommend to the Board of Directors that it be included in the proxy statements and other filings. The Compensation Committee met seven times during the year ended December 31, 2007.
     During 2007, the Compensation Committee was comprised of three independent directors, Dr. Williams and Messrs. Foletta and Holtzman. The Board of Directors has determined that all current members of the Compensation Committee are independent (as independence is currently defined by Rule 4200(a)(15) of the Nasdaq Listing Standards). The Board of Directors has adopted a written charter for the Compensation Committee, which is available on our website at www.anadyspharma.com.
Compensation Committee Processes and Procedures
     The Compensation Committee conducts an annual performance and compensation review for each of our executive officers and determines salary adjustments and bonus and equity awards at one or more meetings generally held during the last quarter of the year. In addition, the Compensation Committee considers matters related to individual compensation, such as compensation for new executive hires, as well as various compensation policy issues throughout the year. For executives other than the Chief Executive Officer, the Compensation Committee receives and considers performance evaluations and compensation recommendations submitted to the Committee by the Chief Executive Officer, with input from the Vice President, Human Capital who provides relevant market data. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. The agenda for meetings of the Compensation Committee is usually determined by its Chairman with the assistance of the Company’s President and Chief Executive Officer and Corporate Secretary. Compensation Committee meetings are regularly attended by the President and Chief Executive Officer, the Vice President, Human Capital and the Vice President, Legal Affairs and Corporate Secretary.
     The Committee has delegated administrative authority to our President and Chief Executive Officer, our Vice President, Human Capital and our Vice President, Legal Affairs to approve routine on-hire option grants to employees of the Company, subject to specific limitations. For these grants, the number of shares must be within specific ranges that have been approved by the Committee, the exercise price must be equal to the closing price on the NASDAQ Global Market of the Company’s Common Stock on the trading day immediately prior to the date of grant, the shares cannot exceed a specified share number nor exceed a specified total per-year limit, and no grants may be made to any officer covered by Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code), to any officer who is required to disclose his or her ownership of the Company’s common stock under Section 16 of the Exchange Act (sometimes referred to as a “Section 16 Officer”), or to any employee with titles or responsibilities above the “director” level. All of these limitations have been pre-approved by the Committee and these on-hire option grants must be reported on a periodic basis to the Committee and the Board of Directors.
     Neither the Company nor the Compensation Committee currently engages a compensation consultant and no compensation consultants had any role in determining or recommending the amount or form of executive officer or director compensation during 2007.
     Additional information on the Compensation Committee’s processes and procedures for consideration of executive compensation is provided in the Compensation and Discussion Analysis section of this proxy statement.

Corporate Governance and Nominating Committee
     The purpose of the Corporate Governance and Nominating Committee is to oversee all aspects of the Company’s corporate governance functions on behalf of the Board of Directors; make recommendations to the Board of Directors regarding corporate governance issues; identify, review and evaluate candidates to serve as directors of the Company; serve as a focal point for communication between such candidates, non-committee directors and the Company’s management; recommend such candidates to the Board of Directors and make such other recommendations to the Board of Directors regarding affairs relating to the directors of the Company. During 2007, the Corporate Governance and Nominating Committee was comprised of two independent directors, Drs. Papadopoulos and Williams. Both current members of the Corporate Governance and Nominating Committee are independent (as independence is currently defined by Rule 4200(a)(15) of the Nasdaq Listing Standards). The Corporate Governance and Nominating Committee formally met twice during the year ended December 31, 2007. The Board of Directors has adopted a written charter for the Corporate Governance and Nominating Committee, which is available on our website at www.anadyspharma.com.
     Because Anadys is an emerging company with rapidly evolving and expanding research and clinical programs, the Board of Directors does not believe that it is appropriate to adopt, and the Corporate Governance and Nominating Committee has not adopted, a formal policy with respect to a fixed set of minimum qualifications for its candidates for membership on the Board of Directors. Instead, in considering candidates for director, the Corporate Governance and Nominating Committee will generally consider all relevant factors, including the candidate’s applicable expertise and demonstrated excellence in his or her field, the usefulness of such expertise to the Company, the availability of the candidate to devote sufficient time and attention to the affairs of the Company and the candidate’s demonstrated character and judgment. Candidates for director will be reviewed in the context of the existing membership of the Board of Directors (including the qualities and skills of the existing directors), the operating requirements of the Company and the long-term interests of its stockholders. The Corporate Governance and Nominating Committee generally will evaluate and consider all candidates recommended by directors, officers and security holders. The Corporate Governance and Nominating Committee intends to consider security holder recommendations for directors using the same criteria as potential nominees recommended by the members of the Corporate Governance and Nominating Committee or others. The Company has not rejected any nominees proposed by 5% stockholders as the Company has not received any nominees proposed by such 5% stockholders to date.
     Our Board of Directors has adopted written corporate governance guidelines that provide a framework for determining general qualifications for directors, which are available on our website at www.anadyspharma.com. The Board periodically reviews, and may modify from time to time, the corporate governance guidelines, Board committee charters and Board practices.

Shareholder Communications With The Board Of Directors
     The Board of Directors believes that the Company has in place adequate current methods for receiving communications from its security holders. Accordingly, the Board of Directors has not established a formal process for security holders to send communications to the Board of Directors. However, the Corporate Governance and Nominating Committee of the Board of Directors will consider, from time to time, whether adoption of a formal process for stockholder communications with the Board of Directors has become necessary or appropriate. Security holders may send communications to the Board of Directors by mail at 3115 Merryfield Row, San Diego, California 92121; by facsimile at (858) 527-1554 or by e-mail at boardofdirectors@anadyspharma.com, each of the foregoing sent “Attn: Board of Directors.”
     Stockholders who wish to recommend individuals for consideration by the Corporate Governance and Nominating Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Corporate Governance and Nominating Committee within the timeframe specified in the bylaws of the Company that is applicable to matters to be brought before an Annual Meeting of Stockholders. Such communications should be sent to the following address: 3115 Merryfield Row, San Diego, California 92121, attn: Corporate Governance and Nominating Committee of the Board of Directors. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of the Company’s stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director, if elected. The Corporate Governance and Nominating Committee has not received any recommended nominations from any of the Company’s security holders in connection with the 2008 Annual Meeting.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008 and the Board of Directors, on behalf of the Audit Committee, directed management to submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since 2000. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
     Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.
The Board Of Directors Recommends
A Vote In Favor Of Proposal 2.
Independent Registered Public Accounting Firm — Fees
     The following table represents aggregate fees billed to the Company for fiscal years ended December 31, 2007 and 2006, by Ernst & Young LLP, the Company’s independent registered public accounting firm.

	Fiscal Year Ended December 31,
	2007	2006
	(in thousands)
Audit Fees	$331	$312
Audit-Related Fees	—	—
Tax Fees	37	36
All Other Fees	—	—

Total Fees	$368	$348

     Tax fees for 2007 related to the preparation of the Company’s state and federal income tax filings for 2006 and an engagement to review the implications of Section 382 of the Code. Tax fees for 2006 related to the preparation of the Company’s state and federal income tax filings for 2005 and an engagement to review the implications of Section 382 of the Code.
     All of the fees described above for fiscal year 2007 and 2006 were pre-approved by the Audit Committee.
Pre-Approval Policies and Procedures
     The Audit Committee pre-approves all audit and non-audit services rendered by our independent registered public accounting firm, Ernst & Young LLP. The Audit Committee has not adopted a formal written policy for the pre-approval of audit and non-audit services, but generally pre-approves specified services in the defined categories of audit services, audit-related services, tax services and other services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may also be given by Mr. Foletta, the Chair of the Audit Committee who has been delegated pre-approval authority by the Audit Committee, but the pre-approval decision must be communicated to the full Audit Committee at its next scheduled meeting.

Report of the Audit Committee of the Board of Directors1
     The Audit Committee of the Board of Directors of Anadys oversees the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee is made up solely of independent directors, as defined under the listing standards of the NASDAQ Stock Market and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, and it operates under a written charter adopted by the Board of Directors.
     Management has primary responsibility for the financial statements and the reporting process including the systems of internal controls. Our independent auditors are responsible for planning and performing an independent audit of our financial statements in accordance with auditing standards generally accepted in the United States and for auditing the effectiveness of internal control over financial reporting. Our independent auditors are also responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States.
     The Audit Committee has met and held discussions with management and Anadys’ independent auditors on various topics and events that may have significant financial impact and/or are the subject of discussions between management and the independent auditors. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.
     The Audit Committee has discussed with the independent auditors their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed under generally accepted auditing standards in the United States, including those matters set forth in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” (Codification of Statements on Auditing Standards, AU Section 380). Anadys’ independent auditors have provided the Audit Committee with the written disclosures and letters required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee has discussed with the independent auditors their independence from the Company.
     The Audit Committee has reviewed and discussed the Company’s consolidated financial statements as of and for the year ended December 31, 2007 with management and the independent auditors. The Audit Committee also reviewed management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent auditors’ report on the effectiveness of the Company’s internal control over financial reporting.
     In reliance on these views and discussions referred to above, and the reports of the independent auditors, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, the inclusion of the audited financial statements in Anadys’ Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC.
     The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008 and has presented its selection to the Board of Directors to present to the stockholders for ratification.
Respectfully submitted,
The Audit Committee of the Board of Directors
Mark G. Foletta
Steven H. Holtzman
George A Scangos, Ph.D.

[1]	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

EXECUTIVE OFFICERS
     The following table sets forth certain information regarding our executive officers as of April 11, 2008:

Name	Age	Position
Steve Worland, Ph.D.	50	President and Chief Executive Officer
James T. Glover	58	Senior Vice President, Operations and Chief Financial Officer
James L. Freddo, M.D.	53	Chief Medical Officer
Elizabeth E. Reed, J.D.	37	Vice President, Legal Affairs and Corporate Secretary
Mary Yaroshevsky-Glanville	43	Vice President, Human Capital
     Steve Worland, Ph.D. was appointed President and Chief Executive Officer and a member of our Board of Directors in August 2007. Dr. Worland joined us as our Chief Scientific Officer in 2001 and was promoted to Executive Vice President, Head of Research and Development in October 2004. In December 2005 he was named Executive Vice President, Pharmaceuticals, assuming additional responsibilities, including strategic planning and corporate development, while continuing to lead our R&D efforts. In June 2006 he was named President, Pharmaceuticals. From 1999 to 2001 he was Vice President, Head of Antiviral Research, at Agouron Pharmaceuticals, a Pfizer Company. Dr. Worland was at Agouron from 1988 through the acquisition of Agouron by Warner-Lambert in 1999. Dr. Worland was a National Institutes of Health Postdoctoral Fellow in Molecular Biology at Harvard University from 1985 to 1988. He received his B.S. in Biological Chemistry from the University of Michigan and his Ph.D. in Chemistry from the University of California, Berkeley.
     James T. Glover joined us in September 2006 as Senior Vice President, Operations and Chief Financial Officer. Mr. Glover joined us from Beckman Coulter, Inc., a $2.4 billion global clinical diagnostics and biomedical research company, where he had served as Senior Vice President and Chief Financial Officer since 2003. During his 17-year tenure at Beckman Coulter, he held a variety of significant management positions, including: Vice President, Controller and Chief Accounting Officer (2003); Vice President and Treasurer (1999 to 2003); Vice President and Controller (1993-1999); Vice President-Strategic Planning & Program Management, Diagnostic Division (1993); Vice President-Controller/Divisional CFO (1989-1993). Prior to that, Mr. Glover worked for six years with several divisions of SmithKline Beckman, Inc., including Allergan, Inc. Mr. Glover, a certified public accountant, holds a Master of Business Administration from Pepperdine University and a B.S. in Accounting from California State Polytechnic University.
     James L. Freddo, M.D. joined us in July 2006 as Chief Medical Officer. Prior to joining us, Dr. Freddo was Vice President, Clinical Site Head and Development Site Head, Pfizer Global Research and Development, La Jolla. Previously at Pfizer, he was Executive Director, Site Therapeutic Area Leader, Clinical Development, Oncology. While at Pfizer, Dr. Freddo led the team responsible for the registration of Sutent® (sunitinib malate), a drug approved by the U.S. Food and Drug Administration (FDA) in January 2006 for treating advanced kidney cancer and gastrointestinal stromal tumors. Prior to Pfizer, Dr. Freddo held a variety of senior management positions at Wyeth-Ayerst Research from December 1996 until June 2002, including Senior Director, Oncology, Senior Director, Infectious Diseases, and Senior Director, Transplantation Immunology. He holds a B.S degree in Medical Technology from the State University of New York at Stony Brook, and a M.D. degree from the University of North Carolina, where he also completed his fellowship training.
     Elizabeth E. Reed, J.D. joined us in October 2001 and has served as our Vice President, Legal Affairs and Corporate Secretary since December 2006. Ms. Reed served as our Senior Director, Legal Affairs and Corporate Secretary from December 2002 to December 2006, as our Director of Legal Affairs and Corporate Secretary from January 2002 through December 2002 and as our Director of Legal Affairs from October 2001 through January 2002. Prior to joining us, Ms. Reed was associated with the law firms of Cooley Godward LLP and Brobeck, Phleger & Harrison LLP. Ms. Reed is a member of the State Bar of California and received her B.S. in Business Administration with an emphasis in finance from the Haas School of Business at the University of California, Berkeley and holds a J.D., cum laude, from Harvard Law School.
     Mary Yaroshevsky-Glanville joined us in April 2001 and has served as our Vice President, Human Capital since December 2005. Ms. Yaroshevsky- Glanville served as our Senior Director, Human Capital from August 2002 to December 2005 and Director of Human Capital from April 2001 to August 2002 (initially as Computer Systems Analyst-Human Resources Information Systems). She served as Director of Human Resources at Inflazyme Inc. from 2000 to 2001. Prior to that time, Ms. Yaroshevsky-Glanville served as Director of Human Resources at Inex Pharmaceuticals Corp. from 1995 to 2000 and as Manager, Human Resources and Office Administration at Inex from 1994 through 1995. Ms. Yaroshevsky-Glanville has a Human Resources Management Certificate from the British Columbia Institute of Technology, has received a Certified Human Resources Professional designation from the Human Resources Management Association, and holds a B.Sc. in Computer Information System Management from the DeVry Institute of Technology.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth certain information regarding the ownership of the Company’s common stock as of February 29, 2008 (except as noted in the footnotes below the table for such instances where the most recent practicable date is earlier than February 29, 2008) by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all directors and executive officers of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

	Beneficial Ownership
Name of Beneficial Owner	Number of Shares	Percent of Total
5% Stockholders
Entities related to Deerfield Management Co., L.P. and James E. Flynn (1)	3,595,492	12.5%
Wellington Management Company, LLP (2)	2,699,612	9.4
Entities related to Federated Investors, Inc.(3)	2,024,700	7.1
Entities related to QVT Financial LP (4)	1,888,961	6.6
Entities related to Biotechnology Value Fund II, L.P. (5)	1,840,600	6.4
Great Point Partners, LLC and Dr. Jeffrey R. Jay, M.D., and Mr. David Kroin (6)	1,445,996	5.0
Named Executive Officers and Directors
Stephen T. Worland, Ph.D. (7)	652,480	2.1
Lawrence C. Fritz, Ph.D. (8)	178,750	*
James T. Glover (9)	83,645	*
James L. Freddo, M.D. (10)	107,097	*
Devron R. Averett, Ph.D. (11)	387,720	1.3
Elizabeth E. Reed, J.D. (12)	90,105	*
Carol G. Gallagher (13)	40,650	*
Mary Yaroshevsky-Glanville (14)	87,619	*
Mark G. Foletta (15)	27,394	*
Marios Fotiadis (16)	61,690	*
Steven H. Holtzman (17)	40,901	*
Stelios Papadopoulos, Ph.D. (18)	850,896	2.8
George A. Scangos, Ph.D. (19)	59,878	*
Douglas E. Williams, Ph.D. (20)	45,401	*
Kleanthis G. Xanthopoulos, Ph.D. (21)	827,317	2.7
All executive officers, former executive officers and directors as a group (15 persons) (22)	3,541,543	11.5

*	Represents beneficial ownership of less than 1% of our outstanding common stock.

(1)	The information in the table and this note is derived from Schedule 13G/A filed by Deerfield Capital L.P. and James E. Flynn with the SEC on October 25, 2007. Consists of 1,319,031 shares of common stock beneficially owned by Deerfield Capital L.P. of which it has shared voting and dispositive power, 750,625 shares of common stock beneficially owned by Deerfield Partners, L.P. of which it has shared voting and dispositive power, 568,406 shares of common stock beneficially owned by Deerfield Special Situations Fund, L.P. of which it has shared voting and dispositive power, 2,276,461 shares of common stock beneficially owned by Deerfield Management Company, L.P. of which it has shared voting and dispositive power, 1,234,651 shares of common stock beneficially owned by Deerfield International Limited of which it has shared voting and dispositive power, 1,041,810 shares of common stock beneficially owned by Deerfield Special Situations Fund International Limited of which it has shared voting and dispositive power, and 3,595,492 shares of common stock beneficially owned by James E. Flynn of which he has shared voting and dispositive power. The address of James E. Flynn, Deerfield Capital L.P., Deerfield Partners, L.P., Deerfield Special Situations Fund, L.P. and Deerfield Management Co., L.P. is 780 3rd Avenue, 37th Floor, New York, New York 10017. The address of Deerfield International Limited, Deerfield Special Situations Fund International Limited is c/o Bisys Management, Bison Court, Columbus Centre, P.O. Box 3460, Road Town, Tortola, British Virgin Islands. There are no relationships between the entities of Deerfield Capital L.P. and James E. Flynn, on the one hand, and our officers and directors, on the other hand.

(2)	The information in the table and this note is derived from Schedule 13G/A filed with the SEC on February 14, 2008. Consists of 2,699,612 shares of common stock beneficially owned by Wellington Management Company, LLP of which it has shared voting power over 2,464,212 shares and shared dispositive power over 2,699,612 shares. The address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109. There are no relationships between Wellington Management Company, LLP, on the one hand, and our officers and directors, on the other hand.

(3)	The information in the table and this note is derived from Schedule 13G/A filed with the SEC on February 13, 2008. Consists of 2,024,700 shares of common stock beneficially owned by Federated Investors, Inc. (FII) in its capacity as the parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp. (together, the Investment Advisers), which act as investment advisers to registered investment companies and separate accounts that own such shares. The Investment Advisers are wholly owned subsidiaries of FII Holdings, Inc., which is wholly owned subsidiary of FII. All of FII’s outstanding voting stock is held in a Voting Shares Irrevocable Trust (the Trust) for which John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees (collectively, the Trustees). FII and the Trust each has sole voting and dispositive power over the shares; each of the Trustees shares voting and dispositive power over the shares. FII, the Trust and each of the Trustees expressly disclaim beneficial ownership of the shares. The address of Federated Investors, Inc. is Federated Investors Tower, Pittsburg, Pennsylvania 15222. There are no relationships between the entities related to Federated Inventors, Inc., on the one hand, and our officers and directors, on the other hand.

(4)	The information in the table and this note is derived from Schedule 13G filed with the SEC on September 5, 2007. Consists of 1,888,961 shares of common stock beneficially owned by QVT Financial LP of which it has shared voting and dispositive power, 1,888,961 shares of common stock beneficially owned by QVT Financial GP LLC of which it has shared voting and dispositive power, 1,527,610 shares of common stock beneficially owned by QVT Fund LP of which it has shared voting and dispositive power, and 1,692,936 shares of common stock beneficially owned by QVT Associates GP LLC of which it has shared voting and dispositive power. The address of QVT Financial LP, QVT Financial GP LLC and QVT Associates GP LLC is 1177 Avenue of the Americas, 9th Floor, New York, New York 10036. The address of QVT Fund LP is Walkers SPV, Walkers House Mary Street, George Town, Grand Cayman KY1-9002, Cayman Islands. There are no relationships between the entities related to QVT Financial LP, on the one hand, and our officers and directors, on the other hand.

(5)	The information in the table and this note is derived from Scheduled 13G/A filed with the SEC on February 8, 2008. Consists of 399,600 shares of common stock beneficially owned by Biotechnology Value Fund, L.P. of which it has shared voting and dispositive power, 275,000 shares of common stock beneficially owned by Biotechnology Value Fund II, L.P. of which it has shared voting and dispositive power, 1,046,000 shares of common stock beneficially owned by BVF Investments, L.L.C. (Investments) of which it has shared voting and dispositive power, 120,000 shares of common stock beneficially owned by Investments 10, L.L.C. which it has shared voting and dispositive power, and 1,840,600 shares of common stock beneficially owned by BVF Partners L.P. (Partners) and BVF Inc. which have shared voting and dispositive power. Pursuant to the operating agreement of Investments, Partners is authorized, among other things, to invest the funds of Ziff Asset Management, L.P., the majority member of Investments, in shares of common stock and to vote and exercise dispositive power over those shares of common stock. Partners and BVF Inc. share voting and dispositive power over shares of common stock beneficially owned by Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P., Investments and those owned by Investment 10, L.L.C., on whose behalf Partners acts as an investment manager. Accordingly, Partners and BVF Inc. have beneficial ownership of all of the shares of common stock owned by such parties. The address of Biotechnology Value Fund, L.P. and its related entities is 900 North Michigan Avenue, Suite 1100, Chicago, Illinois 60611. There are no relationships between the Biotechnology Value Fund, L.P., on the one hand, and our officers and directors, on the other hand.

(6)	The information in the table and this note is derived from Schedule 13G filed with the SEC on February 15, 2008. Consists of 1,445,996 shares of common stock beneficially owned by Great Point Partners, LLC, Dr. Jeffrey R. Jay, M.D., and Mr. David Kroin which have shared voting and dispositive power. Biomedical Value Fund, L.P. (“BMVF”) is the direct beneficial owner of 780,839 shares and Biomedical Offshore Value Fund, Ltd. (“BOVF”) is the direct beneficial owner of 665,157 shares. Great Point Partners, LLC (“Great Point”) is the investment manager of BMVF and BOVF, and by virtue of such status may be deemed to be the beneficial owner of the BMVF and BOVF shares. Each of Dr. Jeffrey R. Jay, M.D. (“Dr. Jay”), as senior managing member of Great Point, and Mr. David Kroin (“Mr. Kroin”), as special managing member of Great Point, has voting and investment power with respect to the BMVF and BOVF shares, and therefore may be deemed to be the beneficial owner of the BMVF and BOVF Shares. Notwithstanding the above, Great Point, Dr. Jay and Mr. Kroin disclaim beneficial ownership of the BMVF Shares and the BOVF shares, except to the extent of their respective pecuniary interests. The address of Great Point Partners, LLC, Dr. Jeffrey R. Jay, M.D., and Mr. David Kroin is 165 Mason Street, 3rd Floor, Greenwich, CT 06830.

(7)	Includes 208,704 shares of common stock held of record in a family trust of which Dr. Worland is a trustee. Includes 409,625 shares subject to options exercisable within 60 days of February 29, 2008.

(8)	Includes 60,000 shares of common stock held of record on August 24, 2007. Includes 118,750 shares subject to options exercisable within 60 days of February 29, 2008. Dr. Fritz resigned as our President and Chief Executive Officer on August 24, 2007.

(9)	Includes 9,170 shares of common stock held in a family trust of which Mr. Glover is a trustee and an additional 5,000 shares held by a family member of Mr. Glover. Includes 69,475 shares subject to options exercisable within 60 days of February 29, 2008.

(10)	Includes 87,800 shares subject to options exercisable within 60 days of February 29, 2008.

(11)	Includes 36,131 shares of common stock held of record on August 17, 2007 in a family trust of which Dr. Averett is trustee. Includes 344,022 shares subject to options exercisable within 60 days of February 29, 2008. Dr. Averett’s employment as our Chief Scientific Officer terminated on August 17, 2007, in connection with our restructuring.

(12)	Includes 88,220 shares subject to options exercisable within 60 days of February 29, 2008.

(13)	Includes 40,650 shares subject to options exercisable within 60 days of February 29, 2008. Ms. Gallagher resigned as our Senior Vice President, Corporate Development and Commercial Affairs on October 12, 2007.

(14)	Includes 85,859 shares subject to options exercisable within 60 days of February 29, 2008.

(15)	Includes 27,394 shares subject to options exercisable within 60 days of February 29, 2008.

(16)	Includes 61,690 shares subject to options exercisable within 60 days of February 29, 2008.

(17)	Includes 40,901 shares subject to options exercisable within 60 days of February 29, 2008.

(18)	Includes 36,690 shares subject to options exercisable within 60 days of February 29, 2008.

(19)	Includes 36,690 shares subject to options exercisable within 60 days of February 29, 2008.

(20)	Includes 40,901 shares subject to options exercisable within 60 days of February 29, 2008.

(21)	Includes 177,144 shares held of record in a family trust dated January 30, 2002, of which Dr. Xanthopoulos is the trustee. Includes 642,774 shares subject to options exercisable within 60 days of February 29, 2008.

(22)	Includes 1,410,102 shares of common stock held by directors and executive officers. Also includes 2,131,441 shares subject to options exercisable within 60 days of February 29, 2008.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and persons who own more than ten percent of a registered class of our equity securities are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
     To our knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2007, all Section 16(a) filing requirements applicable to our officers, directors and persons who own more than ten percent of a registered class of our equity securities were complied with and filed on time.

COMPENSATION OF EXECUTIVE OFFICERS
Compensation Discussion and Analysis
     The Compensation Committee of our Board of Directors (the Committee), has the responsibility to review, determine and approve the compensation packages for our executive officers, including the Named Executive Officers (NEOs). Further, the Committee oversees our overall compensation strategy, including compensation policies, plans and programs.
     We currently employ five executive officers, each of whom serves as a NEO, including: (1) Stephen T. Worland, Ph.D., our President & Chief Executive Officer (CEO); (2) James T. Glover, our Senior Vice President, Operations & Chief Financial Officer; (3) James L. Freddo, M.D., our Chief Medical Officer; (4) Mary Yaroshevsky-Glanville, our Vice President, Human Capital; and (5) Elizabeth E. Reed, our Vice President, Legal Affairs & Corporate Secretary.
     In addition to the five NEOs currently employed by us, in accordance with SEC rules we are also reporting the compensation for three additional NEOs who each served as an executive officer for a portion of 2007 but are no longer employed by us: Lawrence C. Fritz, Ph.D., our former President & CEO, Devron R. Averett, Ph.D., our former Chief Scientific Officer and Carol G. Gallagher, Pharm.D., our former Senior Vice President of Corporate Development and Commercial Affairs.
     This Compensation Discussion and Analysis (CD&A), sets forth the Company’s philosophies underlying the compensation for the NEOs.
Objectives of Our Executive Compensation Program
     The primary objective of our executive compensation program is to attract and retain qualified and talented individuals who are enthusiastic about the Company’s mission and culture. Another objective of our compensation program is to provide reasonable and appropriate incentives and rewards to our senior management team for building long-term value within the Company. In addition, we intend to be competitive with other similarly situated companies in our industry. The process of discovering and developing drug candidates is a long-term proposition and successful outcomes may not be measurable for several years. Therefore, in order to build long-term value for the Company and its stockholders and in order to achieve our success within this industry, we believe that we must compensate our NEOs in a competitive and fair manner that reflects current Company results but also reflects contributions to building long-term value.
Elements of Our Compensation Program and Why We Chose Each
Main Compensation Components
     Our Company-wide compensation program, including for the NEOs, is broken down into three main components: base salary, potential annual cash bonuses and potential long-term compensation in the form of stock options. We believe these three components constitute the minimum essential elements of a competitive compensation package in our industry.
     Annual bonuses are primarily tied to corporate and individual performance. However, we also view the eligibility for annual bonuses as an essential component of overall cash compensation to maintain a competitive compensation structure, and we believe that the provision of partial bonus payments in years in which some but not all corporate goals are met is an important element to retain NEOs who we believe will contribute to future success. Historically, the Company has not had a formal cash bonus plan but, rather, has awarded discretionary bonuses after consideration of individual and Company-wide performance.
     We view long-term compensation, currently in the form of stock options which generally have a four-year vesting schedule, as a tool to motivate the NEOs to perform their duties and encourage them to remain employed by the Company, while aligning the NEOs’ interests with the creation of stockholder value.
Other Compensation
     In addition to the three main components of compensation outlined above, we also provide severance and change in control benefits to the NEOs. We believe these severance and change in control benefits are an important element of our compensation program that assist us in retaining talented individuals and that these arrangements help to promote stability and continuity of our senior management team. Further, we believe that the interests of our stockholders will be best served if the interests of our senior management are aligned with them. We believe that providing change in control benefits should lessen or eliminate any potential reluctance of our NEOs to pursue potential change in control transactions that may be in the best interests of the stockholders. We also believe that it is important to provide severance benefits to our NEOs, to promote stability and focus on the job at hand.

     We also provide benefits to the NEOs that are generally available to all regular full-time employees of the Company, including our medical and dental insurance, life insurance, a 401(k) match for all individuals who participate in the 401(k) plan through which the Company matches up to a maximum of 1.5% of the employee’s base salary, and an employee stock purchase plan. At this time, we do not provide any perquisites to any NEOs, except to the extent that relocation assistance bonuses may be classified as such. Further, we do not have deferred compensation plans, pension arrangements or post-retirement health coverage for our employees or NEOs. All of our employees, including our NEOs, are “at-will” employees, which means that their employment can be terminated at any time for any reason by either us or them.
Determination of Compensation Amounts
     A number of factors impact the determination of compensation amounts for the NEOs, including competition for talent, individual and company performance, each NEO’s total compensation package, assessments of internal pay equity, and industry and peer data.
     Stock price performance has not been a factor in determining annual compensation because the price of our common stock is subject to a variety of factors outside of our control. The Company does not have an exact formula for allocating between cash and non-cash compensation. Cash compensation is generally paid as earned.
Industry Survey Data
     In determining compensation adjustments and on-hire base salaries for our executive officers, we generally review the annual Radford Biotechnology Survey which includes data from over 300 publicly traded companies and approximately 30 publicly traded companies in San Diego. We also review the annual San Diego Biotech Employee Development Coalition Survey which includes data from approximately 40 publicly traded life science companies in San Diego. We generally give more weight to the Radford Survey over the San Diego Biotech Employee Development Coalition Survey because the Radford survey has a much larger data sample for each position, represents the national market against which we compete for senior talent and has a larger representation of publicly traded companies.
     Although we do not formally benchmark against a specific group of comparable companies at this time, we generally use the 50th percentile of the Radford Biotechnology Survey for the NEOs’ respective comparable positions as a guideline for base salary and then adjust from that level based on the officer’s level of responsibility, experience, overall compensation structure and individual performance. In addition, we review the San Diego Biotech Employee Development Coalition Survey as another check on the reasonableness of the proposed base salaries for our NEOs. We also look at the historical salary compensation at the Company for each NEO. Merit-based increases to salaries of NEOs are based on the assessment of the individual’s performance.
     To assist us in assessing the reasonableness of our stock option grant amounts, we review the Radford Survey, Executive Percent of Outstanding Stock Options Consulting report which includes stock option data from a cross-section of the companies in the above-mentioned surveys. On-hire stock option grant amounts are generally targeted at the 50th percentile for that position or similar industry position, adjusted for internal equity, experience level of the individual and the individual’s total mix of compensation and benefits provided in their offer package. Annual stock option grant amounts are generally determined by comparing the NEO’s position against the market data for that position or similar industry position (generally targeting the 50th percentile of total stock option grants for a position of equal tenure), reviewing the individual’s historical grants with the Company and reviewing the individual’s performance for that particular year, while taking into account internal equity considerations. When determining annual grant amounts, we also assess what a quarter of an on-hire grant would be if we needed to replace that individual, but may grant above or below such amount, depending on the above circumstances.
Compensation Setting Process
     Formal performance and compensation reviews are conducted on an annual basis near the end of the calendar year and annual compensation adjustments are made in January of the following year. Near the end of the year, the CEO provides the Committee with his assessment of the relative achievement of each of the Corporate Goals. The CEO also makes recommendations to the Committee regarding salary, bonus and option grant amounts for the other executive officers, and provides the Committee with his assessment of each individual’s performance, which the Committee considers in determining compensation for each executive officer. The CEO’s recommendations may be adjusted before approval. The individual compensation recommendations are supported by relevant survey data provided by our Vice President, Human Capital to better assist the Committee in its review of each individual and position. The Committee also reviews “tally sheets” for each executive officer, which summarize in one document current compensation, severance and change in control benefits, recent compensation decisions and all prior stock option grants to each individual. The Committee uses the tally sheets as a reference tool to see the overall compensation of each executive officer. In setting 2007 compensation amounts, the Committee’s review of the tally sheets did not materially affect the Committee’s compensation decisions. The Committee reviews the CEO’s performance on at least an annual basis and sets his compensation, also referencing the relevant survey data and tally sheet. The CEO is not present during the Committee’s deliberations regarding his compensation. The Committee may elicit feedback from the other Board members on annual performance and compensation matters prior to approval. Compensation and benefit consultants may, from time to time, be hired by the Committee to assist in developing and reviewing overall salary policies and structures. We do not currently engage any consultant related to executive and/or director compensation matters.
     The NEOs may also be involved in the compensation process by participating in the Company’s internal performance review process where they may have input on the compensation of other NEOs who may report to them. NEOs may also have indirect input in the compensation results for other NEOs by virtue of their participation in the performance review and feedback process for the other NEOs.
Option Grant Practices:
     All stock options granted to the NEOs are approved by the Committee. Exercise prices are set at equal or greater to Fair Market Value, which is defined in our stock option plans as the closing price of the Company’s Common Stock on the NASDAQ Global Market on the trading day immediately prior to the date of grant. Grants are generally made on the employee’s start date and at pre-determined dates near year-end following annual performance reviews. The size of year-end grants for each NEO is assessed relative to historical grants, which reflect market conditions and negotiations at the time of hire. Current market conditions of grants for comparable positions and internal equity are also assessed. At this time, the Committee does not have a precise formula by which option grant amounts are determined. Historically year-end grants have been approximately one quarter of an on-hire grant for each position, adjusted for individual performance and internal equity. In addition, grants may be made in connection with promotions or other job related changes. On occasion, in particular circumstances, grants may be made at other times during the year.
2007 Compensation Decisions
     During 2007 we faced a number of challenges. We effected a restructuring and appointed a new Chief Executive Officer for the second time in twelve months. Our senior management team went from 10 members at the beginning of the year to five members at the end of the year. A significant component of our compensation decisions for these remaining five individuals related to retention and a desire to motivate and reward the senior management team to re-position the Company for future success. Accordingly, the Committee decided to make special retention stock option grants following our restructuring, revisit the Severance and Change in Control benefits provided to our executive officers, and at the end of the year, award certain cash bonuses in recognition that the management team had maintained the stability and productivity of the Company through challenging and transitional times and that the Company had achieved certain important goals during the year that potentially position it for future success.
2007 Retention Stock Option Grants
     During 2007, special retention grants were made to the NEOs (and other employees throughout the Company) in recognition of the need to retain and motivate this smaller team in the face of the changing nature of the Company following the restructuring effected in mid-2007. The amounts of the retention grants were generally determined as what would be a meaningful incentive to induce each employee to remain at the Company through what could be tumultuous and transitional times. In determining such amounts, the Committee took into consideration that all outstanding stock options held by the employees had exercise prices greater than the then-current fair market value of the Company’s stock and therefore recognized the need to incentivize the staff but did not use the retention grants as an attempt to replenish or partially replenish stock option positions.
2007 Bonus Calculation Methodology
     Historically, the Company has not had a formal cash bonus plan, but rather has awarded discretionary bonuses after consideration of individual and Company-wide performance. In 2007, the Committee combined its measurement of corporate performance with its subjective assessment of each executive officer’s individual performance in setting bonus amounts at the end of 2007. In 2007, corporate goals were set at the beginning of the year that related to the achievement of clinical milestones, business development activities, research and development initiatives and staffing and financial objectives. While we did not have a formal bonus plan in 2007, it was understood that year-end discretionary cash bonuses would be based, at least in part, on an assessment of corporate and individual performance in view of those corporate goals. During the middle of the year, we experienced a number of corporate changes, including the termination of our lead development program, a strategic restructuring and a re-shaping of our portfolio. As a result of these changes, the corporate goals that were set at the beginning of the year were re-evaluated in the August/September time period. In recognition of the importance of aligning individuals’ effort around the redefined business objectives and motivating individuals to rapidly reorient their activities to accomplish the new objectives, the Board and the Committee established a revised set of corporate goals to be applicable for the remainder of the year. When corporate performance was reviewed at the end of the year, the Committee reviewed performance against each set of goals for the relevant time periods. The original set of corporate goals was weighted as 8/12 of the total (reflecting the January through August portion of the year) and the revised corporate goals were weighted as 4/12 of the total (reflecting the September through December portion of the year). Goals throughout the year included development objectives for the ANA773 and ANA598 programs, for which the Committee acknowledged progress through the successful filing and acceptance of an Investigational New Drug (IND) application for ANA773, the selection of ANA598 as a clinical development candidate and the progression of ANA598 IND-enabling studies which positioned the Company for an IND submission for ANA598 in the first half of 2008. In measuring performance under the initial corporate goals, the Committee gave zero credit for the goals related to the discontinued development of the ANA975 and ANA380 programs. A component of the revised set of goals was to maintain productivity, compliance and controls through the organizational changes effected in mid-2007. When assessing performance at the end of the year, the Committee gave significant weight to the fact that the NEOs employed at the end of the year had effectively and efficiently led the Company through the restructuring and CEO transition while maintaining productivity and progress towards re-positioning the Company for potential future success. As a result of the above weightings, performance assessments and considerations, the Committee determined that corporate performance had been at approximately a 74% level for the year.
     In February 2008, the Committee adopted our Executive Officer Bonus Plan. Under the bonus plan, future annual cash bonuses will generally be determined through a more structured formula-based approach, taking into account corporate and individual performance. However, the Committee will retain the ultimate discretion to determine whether a bonus is paid and the amount of any such bonus. A further description of the Executive Officer Bonus Plan may be found in our Annual Report on Form 10-K for the year ended December 31, 2007.
Severance and Change in Control Benefits
     During the fall of 2007, the Committee reviewed the Severance and Change in Control agreements in effect for our executive officers and in March 2008 we executed certain amendments to the agreements with the objective of 1) tailoring the benefits to be more in line with our perception of the market realities of our executive officers finding comparable employment in the event of a lay-off and the desire to have the executive officers focus all of their energies on meeting the Company’s goals, 2) moving toward more uniformity of benefits and benefit triggers among the executive officers, and 3) bringing the agreements into technical compliance with Section 409A of the Internal Revenue Code of 1986, as amended.
     The change in control benefits for all our NEOs have a “double trigger” (except for the initial stock option grant provided to Steve Worland, Ph.D. which was negotiated as part of his on-hire package in 2001 with an eight-year vesting schedule and a single-trigger change in control provision). Double-trigger means that the NEOs will receive the change in control benefits described in the agreements only if there are both (1) a Change in Control of the Company (as defined in the agreements) and (2) a termination by the Company of the NEO’s employment “without cause” or a resignation by the NEO for “good reason” (as defined in the agreements) within a specified time period prior to or following the Change in Control. We believe this double trigger requirement maximizes shareholder value because it prevents an unintended windfall to management as no benefits are triggered solely in the event of a Change in Control.
     A further description of the severance and change in control agreements may be found in the “Post-Termination Benefits” section of this proxy statement.
Current NEOs:
     Compensation of the President & CEO.
     Dr. Worland’s base salary for 2007 was initially set at $315,000 in June 2006 when he was promoted to President, Pharmaceuticals. When Dr. Worland was appointed as President & Chief Executive Officer following our restructuring in August 2007, the Committee reviewed his salary and adjusted it to $375,000. In making this salary adjustment, the Committee took into account the significant added responsibilities that Dr. Worland was taking on as President & Chief Executive Officer, while effectively retaining his previous responsibilities as President, Pharmaceuticals, since that position was not being replaced. The Committee also took into account market data for similarly sized and situated companies and the fact that this was Dr. Worland’s first time serving as a chief executive officer of a publicly traded company.
     As with all other employees of the Company who remained following the restructuring, the Committee granted Dr. Worland a special retention stock option grant during 2007. Based on the considerations described above in the section captioned “2007 Retention Stock Option Grants", this grant was in the amount of 100,000 shares. Also, in recognition of Dr. Worland’s promotion to President & Chief Executive Officer, the Committee granted Dr. Worland a promotion stock option grant of 100,000 shares, taking into account Dr. Worland’s leadership advancement and cumulative contributions to the Company. In determining both of these option grant amounts, the Committee also assessed Dr. Worland’s overall stock option position compared to market data and the relative amounts of the option grants for the other executive officers.
     At the end of the year, in connection with the Committee’s evaluation of Dr. Worland’s performance, the Committee, taking into account feedback from other members of the Board, approved a year-end cash bonus to Dr. Worland in the amount of $125,000. The

Committee determined this amount based on the following calculations and assessments. Dr. Worland served as President, Pharmaceuticals for eight months during 2007 at a base salary of $315,000. During that time, his bonus eligibility was deemed to be 0-40% of his base salary. We considered a range of 0-40% to be an appropriate range for the period he served as President, Pharmaceuticals. In assessing Dr. Worland’s performance during that portion of the year, the Committee applied the 74% 2007 Corporate Performance level, as described above. This calculation resulted in a bonus amount of $61,538 attributable for the first eight months of the year. During the last four months of the year, Dr. Worland served as President & CEO at a base salary of $375,000. During that time, his bonus eligibility was deemed to be 0-50% of his base salary, based on our historical practice for that position. In assessing Dr. Worland’s performance during that portion of the year, the Committee concluded that Dr. Worland had a 100% performance level, based on the efficiency and effectiveness with which he had stepped up as President & CEO and his exceptional leadership of the Company through the transitional times. This calculation resulted in a bonus amount of $61,875 attributable for the last four months of the year, which, together with the bonus amount for the first eight months of the year, totaled $123,413. The Committee rounded this number up to $125,000.
     Dr. Worland was also provided a year-end option grant to purchase 75,000 shares, in recognition of his strong performance during 2007. In setting Dr. Worland’s year-end option grant amount, the Committee also took into account Dr. Worland’s overall stock option position, market data and the internal equity among the other executive officers.
Compensation Highlights for the other Current NEOs
     Dr. Freddo’s and Mr. Glover’s base salaries for 2007 were set in connection with their on-hire negotiations during 2006, taking into account the Company’s need for these positions and relevant market data. In connection with Mr. Glover and Dr. Freddo joining the Company, as additional incentive and inducement for them to accept their positions with us, the Committee approved a sign-on bonus in the amount of $65,000 to Mr. Glover to utilize towards his relocation to San Diego and a sign-on bonus in the amount of $75,000 to Dr. Freddo. In addition, during Dr. Freddo’s on-hire negotiations in 2006, the Committee approved granting an annual $50,000 bonus payable to him each July from 2007 through 2011, provided that he remains employed by the Company at each such anniversary date. The Committee viewed this as a necessary inducement for Dr. Freddo to join the Company and abandon long-term retirement incentives he expected to receive had he remained employed at Pfizer.
     In calculating the 2007 year-end bonuses for Mr. Glover and Dr. Freddo, each of them received positive pro-ration, as per the Company’s company-wide practice at the time, such that their 2007 bonus amount was increased to include a component for 2006 performance (since each of them joined the Company after June 30 in 2006 and therefore were not eligible to receive a bonus payment for 2006). With the adoption of the Executive Officer Bonus Plan, which will govern plan years beginning in 2008, we have done away with positive pro-ration. Under the bonus plan, if an executive officer joins the Company after September 30 of a given plan year, that individual will not be eligible to receive any bonus for that year. When bonus amounts are determined for the subsequent year, the individual’s bonus amount will be for the plan year only, reduced on a pro rata basis if such individual served less than the full year.
     In addition to the effect of applying positive pro-ration, Mr. Glover’s bonus amount of $85,000 was determined by starting with his deemed bonus eligibility range of 0-40% of his base salary (as provided in his offer letter), applying the corporate performance multiplier and factoring in a subjective assessment of his individual performance for 2007 and 2006.
     In addition to the effect of applying positive pro-ration, Dr. Freddo’s bonus amount of $85,000 was determined by starting with his deemed bonus eligibility range of 0-30% of his base salary (as provided in his offer letter), applying the corporate performance multiplier and factoring in a subjective assessment of his individual performance for 2007 and 2006.
     Ms. Glanville’s and Ms. Reed’s 2007 base salaries were set in connection with the annual performance and compensation review conducted by the Committee during 2006. At the end of 2007, Ms. Glanville’s and Ms. Reed’s bonus amounts of $50,000 each were determined by starting with their deemed bonus eligibility range of 0-30% of their base salaries (as determined as a typical range for such positions based on a review of Radford data), applying the corporate performance multiplier and factoring in a subjective assessment of each of their individual performance for 2007.
Compensation Highlights of the Former NEOs.
     Lawrence C. Fritz, Ph.D. was our President & Chief Executive Officer and a member of our Board of Directors from November 2006 until August 2007. Dr. Fritz’ base salary for 2007 was set in November 2006 in connection with his on-hire negotiations. In setting Dr. Fritz’ annual base salary at $375,000, the Committee took into account market factors, internal equity and the experience level of Dr. Fritz, including the fact that this was his first time serving as a chief executive officer of a publicly-traded company. Effective in August 2007, Dr. Fritz resigned as our President & Chief Executive Officer and from our Board of Directors. In connection with his resignation, we entered into a Separation Agreement and General Release which provided him the same benefits that were outlined in his Severance and Change in Control Agreement dated November 20, 2006 plus the extension of the post-termination exercise period of his vested options held as of August 2007 to fifteen (15) months. In exchange, we received an effective waiver and release of claims.

     Devron R. Averett, Ph.D. was employed by us from March 2000 until August 2007. Dr. Averett’s position as Chief Scientific Officer was eliminated in connection with our restructuring in August 2007. In connection with Dr. Averett’s separation from the Company, he was provided with the benefits set forth in his original Severance Agreement entered into in June 2000 plus accelerated vesting of the unvested portion of the stock option granted to Dr. Averett in December 2006 and extended exercisability for the full term of that stock option. In exchange, we received an effective waiver and release of claims.
     Carol G. Gallagher, Pharm.D. was employed by us from April 2006 until her resignation in October 2007. In recognition of the reduction in scope and potential for Dr. Gallagher’s role following our restructuring, and in exchange for a waiver and release and the return to the Company of Dr. Gallagher’s vested stock options underlying her on-hire grant, we amended her stock options upon her departure in order to provide for accelerated vesting of 1/4 of Dr. Gallagher’s May 2007 promotion grant and extension of the post-termination exercise period of her vested options held as of October 2007 to fifteen (15) months. Upon Dr. Gallagher’s resignation, we eliminated the position of Senior Vice President, Corporate Development and Commercial Affairs.
Accounting and Tax Considerations
     SFAS No.123(R). On January 1, 2006, the Company began accounting for share-based payments in accordance with the requirements of Statement of Financial Accounting Standard No. 123R (SFAS No. 123R), Share-Based Payments. To date, the adoption of SFAS No. 123(R) has not impacted our stock option granting practices.
     Internal Revenue Code Section 162(m). At this time, the Company does not have a policy to factor in 162(m) limitations into the determination of base salary or bonus amounts since the aggregate salary and bonus payments for each individual are substantially below the $1,000,000 deductibility limitation.
     Section 409A. Section 409A generally changes the tax rules that affect most forms of deferred compensation that were not earned and vested prior to 2005. Under Section 409(A), deferred compensation is defined broadly and may potentially cover compensation arrangements such as severance or change in control pay outs and the extension of the post-termination exercise periods of stock options. We take Code Section 409A into account, where applicable, in determining the timing of compensation paid to our NEOs. In March 2008, we amended our existing Severance and Change in Control Agreements with our executive officers to bring them into technical compliance with Section 409A.
     Code Sections 280G and 4999. Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (Code Sections 280G and 4999) limit our ability to take a tax deduction for certain “excess parachute payments” (as defined in Code Sections 280G and 4999) and impose excise taxes on each NEO who receives “excess parachute payments” in connection with his or her severance from our company in connection with a change in control. We consider the adverse tax liabilities imposed by Code Sections 280G and 4999, as well as other competitive factors, when structuring post-termination compensation payable to our NEOs and generally provide a mechanism for a “better after tax” result for the NEO, which we believe is a reasonable balance between the Company’s interests, on the one hand, and the executive’s compensation on the other.
Compensation Committee Interlocks and Insider Participation
     During 2007, the Compensation Committee was comprised of three independent directors, Drs. Williams and Messrs. Foletta and Holtzman. None of the members of the Compensation Committee were officers, former officers or employees of the Company. During 2007, none of our executive officers served as a member of the Board of Directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board of Directors or compensation committee.

Report of the Compensation Committee of the Board of Directors1
The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K contained in this proxy statement. We recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A for filing with the Securities and Exchange Commission and incorporated into our Annual Report on Form 10-K for the year ended December 31, 2007.
Respectfully submitted,
The Compensation Committee of the Board of Directors
Douglas E. Williams, Ph.D.
Mark G. Foletta
Steven H. Holtzman

[1]	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

Summary Compensation Table for 2007
     The following information outlines the compensation paid to our NEOs, including salary, bonuses, stock options and other compensation for the years ended December 31, 2007 and 2006:

										Change in
										Pension
									Non-	Value and
									Equity	Nonqualified
									Incentive	Deferred
						Stock	Option		Plan	Compensation	All Other
Name and Principal				Bonus		Awards	Awards		Compens	Earnings	Compens		Total
Position	Year	Salary ($)		($)		($)	($) (1)		-ation ($)	($)	-ation ($)		($)
Stephen T. Worland, Ph.D.	2007	336,385		125,000		—	535,556		—	—	3,993	(2)	1,000,934
President and Chief	2006	303,734		113,400		—	549,218		—	—	3,750	(2)	970,102
Executive Officer

Lawrence C. Fritz, Ph.D.	2007	252,043	(4)	—		—	141,623	(5)	—	—	391,814	(6)	785,480
Former President and	2006	44,231	(7)	100,000	(8)	—	41,906		—	—	—		186,137
Chief Executive Officer (3)

James T. Glover	2007	285,000		85,000		—	92,547		—	—	4,477	(2)	467,024
Senior Vice President,	2006	76,731	(9)	65,000	(10)	—	20,909		—	—	—		162,640
Operations and Chief Financial Officer

James L. Freddo, M.D.	2007	315,000		135,000	(11)	—	108,598		—	—	3,577	(2)	562,175
Chief Medical Officer

Devron R. Averett, Ph.D.	2007	189,501	(13)	—		—	618,479	(14)	—	—	216,860	(15)	1,024,840
Former Chief Scientific	2006	250,000		40,000		—	352,820		—	—	3,750	(2)	646,570
Officer (12)

Elizabeth E. Reed, J.D.	2007	200,000		50,000		—	165,218		—	—	3,202	(2)	418,420
Vice President, Legal	2006	182,000		45,500		—	123,670		—	—	2,389	(2)	353,559
Affairs and Corporate Secretary

Carol G. Gallagher	2007	188,041	(17)	—		—	243,021	(18)	—	—	2,691	(2)	433,753
Former Senior Vice President, Corporate Development and Commercial Affairs (16)

Mary Yaroshevsky-Glanville	2007	172,500		50,000		—	142,376		—	—	2,789	(2)	367,665
Vice President, Human Capital

(1)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2007 and 2006, in accordance with Statement of Financial Accounting Standards No. 123R (SFAS No. 123R), Share-Based Payments, for option awards granted under our Equity Incentive Plans prior to and during 2007. Assumptions used in the calculation of this amount for fiscal years ended December 31, 2007, 2006 and 2005 are included in footnote 8 to our audited financial statements for the fiscal year ended December 31, 2007, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 5, 2008.

(2)	Includes matching contributions paid by us under our Anadys Pharmaceuticals 401(k) Savings Plan.

(3)	Dr. Fritz resigned as our President and Chief Executive Officer on August 24, 2007.

(4)	This amount represents Dr. Fritz’s salary from January 1, 2007 through August 24, 2007.

(5)	In conjunction with Dr. Fritz’s resignation, we agreed to accelerate 10/48 of Dr. Fritz’s unvested stock options as of August 24, 2007 and extend the exercisability period of those options. We calculated the non-cash share-based expense associated with the modification of Dr. Fritz’s stock options in accordance with SFAS No. 123R. There was no incremental fair value resulting from the modification of Dr. Fritz’s stock options.

(6)	Includes matching contributions paid by us under our Anadys Pharmaceuticals 401(k) Savings Plan and a separation payment of $375,000 and other separation benefits associated with Dr. Fritz’s resignation as our President and Chief Executive Officer.

(7)	Dr. Fritz was employed by us on November 20, 2006. This amount represents Dr. Fritz’s salary from November 20, 2006 through December 31, 2006.

(8)	One-time sign-on bonus paid in connection with the hiring of Dr. Fritz.

(9)	Mr. Glover was employed by us on September 25, 2006. This amount represents his salary from September 25, 2006 through December 31, 2006.

(10)	One-time sign-on/relocation bonus paid in connection with the hiring of Mr. Glover.

(11)	Includes a $50,000 guaranteed annual bonus, payable each July from 2007 through 2011.

(12)	Dr. Averett’s employment as our Chief Scientific Officer terminated on August 17, 2007, in connection with our restructuring. Dr. Averett has assumed a consultancy role with the company as Chief Scientific Counsel and is a member of our Clinical and Scientific Advisory Board.

(13)	This amount represents Dr. Averett’s salary from January 1, 2007 to August 17, 2007.

(14)	In conjunction with Dr. Averett’s termination as our Chief Scientific Officer, we modified his stock options in accordance with his Amended Severance Agreement dated August 1, 2007. We calculated the additional non-cash share-based expense associated with the acceleration of his unvested stock options and extension of the exercisability period for his unvested and vested stock options upon his termination in accordance with SFAS No. 123R.

(15)	Includes matching contributions paid by us under our Anadys Pharmaceuticals 401(k) Savings Plan and severance of $195,000 and other separation benefits in accordance with Dr. Averett’s Amended Severance Agreement.

(16)	Ms. Gallagher resigned as our Senior Vice President, Corporate Development and Commercial Affairs on October 12, 2007.

(17)	This amount represents Ms. Gallagher’s salary from January 1, 2007 through October 12, 2007.

(18)	In conjunction with Ms. Gallagher’s resignation as our Senior Vice President, Corporate Development and Commercial Affairs, we agreed to accelerate a portion of Ms. Gallagher’s unvested stock options as of October 12, 2007 and extended the exercisability of those options as well as a portion of her vested options. We calculated the additional non-cash share-based expense associated with the modification of Ms. Gallagher’s stock options in accordance with SFAS No. 123R. The incremental fair value resulting from the modification of Ms. Gallagher’s stock options was not material.
Grants of Plan-Based Awards in 2007
     The following information sets forth grants of plan-based awards made to the NEOs during the year ended December 31, 2007:

										All Other
		Closing								Option	Exercise	Grant Date
		Market Price		Estimated Future Payouts			Estimated Future Payouts			Awards:	or Base	Fair Value
		of Underly-	Date Grant was	Under Non-Equity Incentive			Under Equity Incentive Plan			Number of	Price of	of Stock
		ing Security	approved, if	Plan Awards			Awards			Securities	Option	Options
Name and		on the Date of	other than the	Thre-		Maxi-	Thre-		Maxi-	Underlying	Awards	and
Principal Position	Grant Date	Grant($)(1)	Grant Date	shold	Target	mum	shold	Target	mum	Options(#)	($)	Awards ($)
Stephen T. Worland, Ph.D.	9/6/2007	2.48	—	—	—	—	—	—	—	100,000	2.32	152,750
President and Chief Executive	9/6/2007	2.48	—	—	—	—	—	—	—	100,000	2.32	152,750
Officer	12/7/2007	2.00	—	—	—	—	—	—	—	75,000	2.00	94,163
Lawrence C. Fritz, Ph.D.	—	—	—	—	—	—	—	—	—	—	—	— (2)
Former President and Chief Executive Officer
James T. Glover	9/6/2007	2.48	—	—	—	—	—	—	—	75,000	2.32	114,563
Senior Vice	12/7/2007	2.00	—	—	—	—	—	—	—	50,000	2.00	62,775
President, Operations and Chief Financial Officer
James L. Freddo, M.D.	9/6/2007	2.48	—	—	—	—	—	—	—	100,000	2.32	152,750
Chief Medical Officer	12/7/2007	2.00	—	—	—	—	—	—	—	50,000	2.00	62,775
Devron R. Averett, Ph.D.	—	—	—	—	—	—	—	—	—	—	—	— (3)
Former Chief Scientific Officer
Elizabeth E. Reed, J.D.	9/6/2007	2.48	—	—	—	—	—	—	—	75,000	2.32	114,563
Vice President,	12/7/2007	2.00	—	—	—	—	—	—	—	40,000	2.00	50,220
Legal Affairs and Corporate Secretary
Carol G. Gallagher	5/16/2007	3.93	—	—	—	—	—	—	—	75,000	3.97	197,498 (4)
Former Senior Vice President, Corporate Development and Commercial Affairs
Mary Yaroshevsky-Glanville	12/7/2007	2.00	—	—	—	—	—	—	—	75,000	2.32	89,655
Vice President, Human Capital	12/7/2007	2.00	—	—	—	—	—	—	—	40,000	2.00	50,220

(1)	Stock options granted under the Company’s 2004 Equity Incentive Plan are granted with an exercise price equal to the previous day’s closing price of our stock on the NASDAQ Global Market.

(2)	In conjunction with Dr. Fritz’s resignation as our President and Chief Executive Officer, we agreed to accelerate a portion of Dr. Fritz’s unvested stock options as of August 24, 2007 and extend the exercisability period of those options. We calculated the non-cash share-based expense associated with the modification of Dr. Fritz’s stock options in accordance with SFAS No. 123R. There was no incremental fair value resulting from the modification of Dr. Fritz’s unvested stock options.

(3)	In conjunction with Dr. Averett’s termination as our Chief Scientific Officer in connection with our restructuring, we accelerated the vesting of Dr. Averett’s unvested stock options and extended the exercisability period of Dr. Averett’s vested and unvested options in accordance with his Amended Severance Agreement dated August 1, 2007. We calculated the non-cash share-based expense associated with the modification of Dr. Averett’s stock options in accordance with SFAS No. 123R. The incremental fair value resulting from the modification of Dr. Averrett’s stock options was $437,000.

(4)	In conjunction with Ms. Gallagher’s resignation as our Senior Vice President, Corporate Development and Commercial Affairs, we agreed to accelerate a portion of Ms. Gallagher’s unvested stock options as of October 12, 2007 and extended the exercisability of those options as well as a portion of her vested options. We calculated the non-cash share-based expense associated with the modification of Ms. Gallagher’s stock options in accordance with SFAS No. 123R. The incremental fair value resulting from the modification of Ms. Gallagher’s stock options was not material.

Outstanding Equity Awards as of December 31, 2007
     The following information outlines equity awards held by the NEOs as of December 31, 2007:

	Option Awards							Stock Awards
											Equity
											Incentive
										Equity	Plan
										Incentive	Awards:
					Equity					Plan	Market or
					Incentive					Awards:	Payout
					Plan				Market	Number of	Value of
					Awards:			Number	Value of	Unearned	Unearned
	Number of		Number of		Number of			of Shares	Shares or	Shares,	Shares,
	Securities		Securities		Securities			or Units	Units of	Units, or	Units or
	Underlying		Underlying		Underlying			of Stock	Stock	Other	Other
	Unexercised		Unexercised		Unexercised	Option	Option	That	That	Rights	Rights
Name and Principal	Options		Options		Unearned	Exercise	Expiration	Have Not	Have Not	That Have	That Have
Position	Exercisable(#)		Unexercisable(#)		Options (#)	Price ($)	Date	Vested	Vested	Not Vested	Not Vested
Stephen T. Worland, Ph.D.	—		75,000	(1)	—	2.00	12/6/2017	—	—	—	—
President and Chief	—		100,000	(1)	—	2.32	9/5/2017	—	—	—	—
Executive Officer	—		100,000	(2)	—	2.32	9/5/2017	—	—	—	—
	37,600		62,400	(3)	—	4.88	12/7/2016	—	—	—	—
	55,220		54,780	(1)	—	8.16	12/15/2015	—	—	—	—
	39,800		10,200	(1)	—	5.30	9/30/2014	—	—	—	—
	86,275		—		—	2.95	1/14/2014	—	—	—	—
	54,900		—		—	2.95	2/11/2013	—	—	—	—
	105,940		30,637	(4)	—	2.95	3/21/2011	—	—	—	—
Lawrence C. Fritz, Ph.D.	118,750	(5)	—		—	4.36	11/19/2016	—	—	—	—
Former President and Chief Executive Officer
James T. Glover	—		50,000	(1)	—	2.00	12/6/2017	—	—	—	—
Senior Vice President,	—		75,000	(1)	—	2.32	9/5/2017	—	—	—	—
Operations and Chief Financial Officer	54,775		120,225	(1)	—	2.99	9/24/2016	—	—	—	—
James L. Freddo, M.D.	—		50,000	(1)	—	2.00	12/6/2017	—	—	—	—
Chief Medical Officer	—		100,000	(1)	—	2.32	9/5/2017	—	—	—	—
	71,000		129,000	(1)	—	3.00	7/9/2016	—	—	—	—
Devron R. Averett, Ph.D.	40,000	(6)	—		—	4.88	12/7/2016	—	—	—	—
Former Chief Scientific	85,000	(6)	—			8.16	12/15/2015	—	—	—	—
Officer	100,000	(6)	—		—	5.30	9/30/2014	—	—	—	—
	49,020	(6)	—		—	2.95	1/14/2014	—	—	—	—
	11,846	(6)	—		—	2.95	2/11/2013	—	—	—	—
	58,156	(6)	—		—	6.88	3/5/2010	—	—	—	—
Elizabeth E. Reed, J.D.	—		40,000	(1)	—	2.00	12/6/2017	—	—	—	—
Vice President, Legal	—		75,000	(1)	—	2.32	9/5/2017	—	—	—	—
Affairs and Corporate	11,250		33,750	(1)	—	4.88	12/7/2016	—	—	—	—
Secretary	14,430		15,570	(1)	—	8.16	12/15/2015	—	—	—	—
	21,990		8,010	(1)	—	7.00	12/14/2014	—	—	—	—
	15,686		—		—	2.95	1/14/2014	—	—	—	—
	8,824		—		—	2.95	2/11/2013	—	—	—	—
	7,265		—		—	2.95	12/19/2011	—	—	—	—
Carol G. Gallagher	18,750	(7)	—		—	3.97	5/15/2017	—	—	—	—
Former Senior Vice	21,900	(7)	—		—	4.88	12/7/2016	—	—	—	—
President, Corporate Development and Commercial Affairs
Mary Yaroshevsky-Glanville	—		40,000	(1)	—	2.00	12/6/2017	—	—	—	—
Vice President, Human	—		75,000	(8)	—	2.32	12/6/2017	—	—	—	—
Capital	8,125		24,375	(1)	—	4.88	12/7/2016	—	—	—	—
	17,570		17,430	(1)	—	8.16	12/15/2015	—	—	—	—
	22,620		7,380	(1)	—	7.00	12/14/2014	—	—	—	—
	11,765		—		—	2.95	1/14/2014	—	—	—	—
	9,804		—		—	2.95	2/11/2013	—	—	—	—
	1,961		—		—	2.95	8/28/2012	—	—	—	—
	1,961		—		—	2.95	12/19/2011	—	—	—	—
	3,863		—		—	2.95	6/20/2011	—	—	—	—

(1)	25% of the shares subject to the option shall vest and become exercisable one year from the date of grant with the remaining shares subject to the option vesting in equal monthly installments over the next three year period such that all shares subject to the option will be fully vested and exercisable four years from the date of grant.

(2)	25% of the shares subject to the option shall vest and become exercisable one year from August 24, 2007 with the remaining shares subject to the option vesting in equal monthly installments over the next three year period such that all shares subject to the option will be fully vested and exercisable as of August 24, 2011.

(3)	25% of the shares subject to the option shall vest and become exercisable one year from June 14, 2006 with the remaining shares subject to the option vesting in equal monthly installments over the next three year period such that all shares subject to the option will be fully vested and exercisable as of June 14, 2010.

(4)	12.5% of the shares subject to the option shall vest and become exercisable one year from the date of grant with the remaining shares subject to the option vesting in equal monthly installments over the next seven year period such that all shares subject to the option will be fully vested and exercisable eight years from the date of grant.

(5)	In conjunction with Dr. Fritz’s resignation as our President and Chief Executive Officer, we agreed to accelerate a portion of Dr. Fritz’s unvested stock options as of August 24, 2007 and extend the exercisability period of those options.

(6)	In conjunction with Dr. Averett’s termination as our Chief Scientific Officer in connection with our restructuring, we accelerated the vesting of Dr. Averett’s unvested stock options and extended the exercisability period of Dr. Averett’s vested and unvested options in accordance with his Amended Severance Agreement dated August 1, 2007.

(7)	In conjunction with Ms. Gallagher’s resignation as our Senior Vice President, Corporate Development and Commercial Affairs, we agreed to accelerate a portion of Ms. Gallagher’s unvested stock options as of October 12, 2007 and extended the exercisability of those options as well as a portion of her vested options.

(8)	25% of the shares subject to the option shall vest and become exercisable one year from September 6, 2007 with the remaining shares subject to the option vesting in equal monthly installments over the next three year period such that all shares subject to the option will be fully vested and exercisable as of September 6, 2011.

Option Exercises and Stock Vested
     The following information sets forth stock options exercised by the NEOs during the year ended December 31, 2007:

	Option Awards		Stock Awards
Number
	Number of		of Shares	Value
	Shares		Acquired	Realized
	Acquired on	Value Realized on	on	on
Name and Principal Position	Exercise (#)	Exercise ($) (1)	Vesting	Vesting
Stephen T. Worland, Ph.D.	25,000	45,250	—	—
President and Chief Executive Officer
Lawrence C. Fritz, Ph.D.	—	—	—	—
Former President and Chief Executive Officer(2)
James T. Glover	—	—	—	—
Senior Vice President, Operations and Chief Financial Officer
James L. Freddo, M.D.	—	—	—	—
Chief Medical Officer
Devron R. Averett, Ph.D.	—	—	—	—
Former Chief Scientific Officer(3)
Elizabeth E. Reed, J.D.	—	—	—	—
Vice President, Legal Affairs and Corporate Secretary
Carol G. Gallagher	—	—	—	—
Former Senior Vice President, Corporate Development and Commercial Affairs (4)
Mary Yaroshevsky-Glanville	—	—	—	—
Vice President, Human Capital

(1)	Represents the difference between the exercise price and the fair market value of our common stock on the date of exercise.

(2)	Dr. Fritz resigned as our President and Chief Executive Officer on August 24, 2007.

(3)	Dr. Averett’s employment as our Chief Scientific Officer terminated on August 17, 2007 in connection with our restructuring.

(4)	Ms. Gallagher resigned as our Senior Vice President, Corporate Development and Commercial Affairs on October 12, 2007.
Pension Benefits
     None of our NEOs participates in or have account balances in qualified or non-qualified defined benefit plans sponsored by us. Our Compensation Committee may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in the Company’s best interests.
Nonqualified Deferred Compensation
     None of our NEOs participates in or have account balances in nonqualified defined contribution plans or other nonqualified deferred compensation plans maintained by us. Our Compensation Committee may elect to provide our officers and other employees with non-qualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in the Company’s best interests.
Post-Employment Compensation
     The following narrative is a description of the NEOs’ severance and change in control arrangements with us (other than Lawrence C. Fritz, Ph.D., Devron R. Averett, Ph.D. and Carol G. Gallagher, Pharm.D. who are no longer employed by us) to support the numbers included in the table following the narrative. All severance and change in control benefits are contingent upon the NEO executing and delivering to us an effective release and waiver. On March 3, 2008, we entered into an Amended and Restated Severance and Change in Control Agreements (Amended and Restated Agreement) with each of the NEOs currently employed by us.
Severance Benefits
     The Amended and Restated Agreement for each of the NEOs provides certain benefits in the event that the NEO’s employment with us is terminated by us without Cause or the NEO resigns with Good Reason (as such terms are defined in the Amended and Restated Agreement). In such event, and contingent upon delivery of a waiver and release, the NEO will be entitled to the following benefits: (a) a lump sum payment equal to twelve (12) months of the NEO’s annual base salary, less standard deductions and withholdings; (b) we will pay the NEO’s COBRA group health insurance premiums for the NEO and his or her eligible dependents for a period of twelve (12) months; (c) outplacement services for a period of six (6) months will be made available to the NEO upon the NEO’s request, (d) the partial acceleration of vesting of stock options to purchase our common stock that are granted less than one (1) year prior to the date of termination will be provided so that such stock options will be 25% vested on the date of termination, and

(e) the vested stock options held by the NEO will be automatically amended so that the NEO will be able to exercise such vested stock options during the fifteen (15) month period following the date of termination.
Change in Control Benefits
     The Amended and Restated Agreement for each of the NEOs provides certain benefits if the NEO’s employment with us is terminated by us without Cause or for Good Reason (as such terms are defined in the Amended and Restated Agreement) within the six (6) month period immediately preceding or the twenty-four (24) month period immediately following a Change in Control (as defined in the Amended and Restated Agreement). In such event, and contingent upon delivery of a waiver and release, the NEO will be entitled to the following benefits: (a) a lump sum payment equal to twelve (12) months of the NEO’s annual base salary plus a payment equal to a pro rated bonus amount for the current year based on the bonus opportunity the NEO would be eligible for under the Anadys Pharmaceuticals, Inc. Executive Officer Bonus Plan, less standard deductions and withholdings; (b) we will pay the NEO’s COBRA group health insurance premiums for the NEO and his or her eligible dependents for a period of twelve (12) months; (c) outplacement services for a period of six (6) months will be made available to the NEO upon the NEO’s request, and (d) all outstanding options held by the NEO will be automatically amended to provide for the full acceleration of vesting and exercisability of the stock options.
     In addition to the Change in Control benefits described above, the Amended and Restated Agreement for Dr. Freddo provides that if Dr. Freddo’s employment is terminated without Cause or for Good Reason (as such terms are defined in the Amended and Restated Agreement) within the six (6) month period immediately preceding or the twenty-four (24) month period immediately following a Change in Control (as defined in the Amended and Restated Agreement), then he is entitled to the full acceleration of his anniversary bonus of $50,000 per year to be paid to him each year until 2011 under the terms of his offer letter dated June 21, 2006.
     Also, in addition to the Change in Control benefits described above, the Amended and Restated Agreement for Dr. Worland provides that in the event of a Change in Control (as defined in the Amended and Restated Agreement), the unvested portion of Dr. Worland’s on-hire stock option grant will fully vest and become immediately exercisable. This benefit is consistent with the terms of Dr. Worland’s offer letter dated February 1, 2001.

Potential Payments Under Severance/Change in Control Arrangements
     This table sets forth potential payments payable to our current NEOs in the event of a termination of employment under various circumstances. For purposes of calculating the potential payments set forth in the table below, we have assumed that (i) the date of termination was December 31, 2007, (ii) the stock price was $1.61, which was the closing market price of our common stock on December 31, 2007, the last business day of the 2007 fiscal year and (iii) the Amended and Restated Severance and Change in Control Agreements entered into on March 3, 2008 with each of the current NEOs were in effect as of December 31, 2007.

	If Company Terminates				Termination Following a
	Executive Without Cause				Change in Control without
	or Executive Resigns with				Cause or Executive Resigns
Name	Good Reason($)		Change in Control ($)		with Good Reason($)
Stephen T. Worland, Ph.D. Cash Payment	411,058	(1)	*		606,996	(1)
Acceleration of Options	—	(2)	—	(2)	—	(2)
Continuation of Benefits	14,915	(3)	*		14,915	(3)
Outplacement Services	9,500	(4)	*		9,500	(4)
James T. Glover Cash Payment	304,799	(1)	*		424,799	(1)
Acceleration of Options	—	(2)	*		—	(2)
Continuation of Benefits	10,114	(3)			10,114	(3)
Outplacement Services	9,500	(4)	*		9,500	(4)
James L. Freddo, M.D. Cash Payment	321,890	(1)	*		655,890	(1)
Acceleration of Options	—	(2)			—	(2)
Continuation of Benefits	14,915	(3)	*		14,915	(3)
Outplacement Services	9,500	(4)	*		9,500	(4)
Elizabeth E. Reed, J.D. Cash Payment	220,002	(1)	*		289,002	(1)
Acceleration of Options	—	(2)	*		—	(2)
Continuation of Benefits	11,214	(3)	*		11,214	(3)
Outplacement Services	9,500	(4)	*		9,500	(4)
Mary Yaroshevsky-Glanville Cash Payment	174,778	(1)	*		234,778	(1)
Acceleration of Options	—	(2)	*		—	(2)
Continuation of Benefits	14,752	(3)	*		14,752	(3)
Outplacement Services	9,500	(4)	*		9,500	(4)

(1)	Includes severance payment and accrued and unused vacation time as of December 31, 2007.

(2)	Represents the acceleration of unvested options determined by taking excess of the fair market value of our common stock on December 31, 2007, less the exercise price of each accelerated option. No amounts are reflected because the fair market value of our common stock on December 31, 2007 was below the exercise price of outstanding stock options.

(3)	Reimbursement for continued health insurance coverage under COBRA.

(4)	Cost of outplacement services.

*	No benefits provided.
Compensation of Directors
Non-Employee Director Compensation for 2007
     Our Board of Directors adopted our original Non-Employee Compensation Program in 2005, which remained in effect through 2007. In 2007, each non-employee director was eligible to receive an annual cash stipend of $5,000. In addition, each non-employee director was eligible to receive $2,500 for each in-person Board meeting at which the director was present and $500 for each Board meeting at which the director participated by telephone. In addition, each member of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee was eligible to receive $500 for each committee meeting at which the director was present or participated by telephone. During 2007, total cash compensation to each non-employee director was capped at $25,000 per calendar year.
     Each non-employee director was eligible to receive an annual option grant to purchase 5,000 shares of our common stock under our 2004 Non-Employee Directors’ Stock Option Plan on the date of each annual meeting of our stockholders and an additional annual option grant to purchase 5,000 shares of our common stock under our 2004 Equity Incentive Plan on September 1st of each year. In addition, each new non-employee director received an option grant to purchase 25,000 shares of our common stock upon their appointment or election to our Board of Directors of which an option to purchase 20,000 shares of our common stock was granted under our 2004 Non-Employee Directors’ Stock Option Plan and the remaining balance to purchase 5,000 shares of our common stock was granted under our 2004 Equity Incentive Plan.
     During 2007, the Compensation Committee reviewed the level of compensation for our non-employee directors. In order to determine the reasonableness and appropriateness of such compensation, our Vice President, Human Capital and our Vice President, Legal Affairs provided data from a number of sources, including publicly available market data and survey data describing director compensation in peer companies, to the Compensation Committee for its review and proposed revised compensation amounts based on this data, keeping within the existing structure of the program. Following the Compensation Committee’s review of this information, the Compensation Committee discussed its review and recommendations with the Board and the Board approved revised cash and equity compensation arrangements for our non-employee directors, effective as of January 1, 2008, as described below.

Non-Employee Director Compensation for 2008
     Under the terms of the revised arrangements, the Chairman of the Board is eligible to receive an annual cash stipend for his service in such capacity and for service on the Board of $30,000, the Chairs of each of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee are eligible to receive an annual cash stipend for service in such capacities and for service on the Board of $25,000 and each other non-employee director is eligible to receive an annual cash stipend for service on the Board of $20,000. The cash payments for meeting attendance remain the same under the revised Non-Employee Director Compensation program.
     Total cash compensation for the Chairman of the Board is capped at $50,000 per calendar year, $45,000 per calendar year for the Chairs of each of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee, and $40,000 for each other non-employee director.
     Under the terms of the revised Non-Employee Director Compensation Program, each non-employee director is eligible to receive an annual option grant to purchase 15,000 shares of our common stock under our 2004 Non-Employee Directors’ Stock Option Plan on the date of each annual meeting of our stockholders. Each new non-employee director receives an option grant to purchase 25,000 shares of our common stock upon their appointment or election to our Board of Directors under our 2004 Non-Employee Directors’ Stock Option Plan. In addition, the Board has approved amendments to the options previously granted to non-employee directors under the 2004 Equity Incentive Plan pursuant to the original Non-Employee Directors Compensation Program, so that such options have the same provisions in the event of a change in control as those governing options granted under the Non-Employee Directors’ Stock Option Plan.
Reimbursement of Expenses
     Non-employee directors are also reimbursed for reasonable out-of-pocket expenses in connection with attending meetings of our Board of Directors and committees of the Board of Directors.
Director Compensation Table for 2007
     The table below summarizes the compensation paid by the Company to our non-employee directors for the fiscal year ended December 31, 2007.

						Change in
						Pension Value
						and Non-
		Fees			Non-Equity	Qualified
		Earned	Stock	Option	Incentive Plan	Deferred	All Other
		or Paid in	Awards	Awards	Compensation	Compensation	Compensation
Name(1)	Year	Cash ($)	($)	($)(2)(3)(4)	($)	Earnings($)	($)	Total ($)
Mark G. Foletta	2007	25,000	—	76,746	—	—	—	101,746
Marios Fotiadis	2007	14,000	—	83,702	—	—	—	97,702
Steven H. Holtzman	2007	23,000	—	51,783	—	—	—	74,783
Stelios Papadopoulos, Ph.D.	2007	18,000	—	83,702	—	—	—	101,702
George A. Scangos, Ph.D.	2007	22,000	—	79,399	—	—	—	101,399
Douglas E. Williams, Ph.D.	2007	21,500	—	56,677	—	—	—	78,177
Kleanthis Xanthopoulos, Ph.D.	2007	17,500	—	1,041	—	—	—	18,541

(1)	Stephen T. Worland, Ph.D., our President and Chief Executive Officer, and Lawrence C. Fritz, Ph.D., our Former President and Chief Executive Officer, are not included in this table as they were our employees during the year ended December 31, 2007 and thus received no compensation for their services as directors.

(2)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with Statement of Financial Accounting Standards No. 123R (SFAS No. 123R), Share-Based Payments, for option awards granted under our Non-Employee Director Stock Option Plan and our 2004 Equity Incentive Plan prior to and during 2007. Assumptions used in the calculation of this amount for fiscal years ended December 31, 2007, 2006 and 2005 are included in footnote 8 to our audited financial statements for the fiscal year ended December 31, 2007, included in our Annual Report on Form 10-K filed with the SEC on March 5, 2008.

(3)	As of December 31, 2007, each director has the following number of options outstanding: Mark G. Foletta: 41,250, Marios Fotiadis: 74,608, Steven H. Holtzman: 53,750, Stelios Papadopoulos, Ph.D.: 49,608, George A. Scangos, Ph.D.: 49,608, Douglas E. Williams, Ph.D.: 53,750 and Kleanthis Xanthopoulos, Ph.D.: 645,691.

(4)	The grant date fair value, determined in accordance with SFAS No. 123R, of options awards granted to Messrs. Foletta, Fotiadis and Holtzman and Drs. Papadopoulos, Scangos and Williams during 2007 was $20,769. The grant date fair value, determined in accordance with SFAS No. 123R, of options awarded to Dr. Xanthopoulos during 2007 was $7,007.

CERTAIN TRANSACTIONS
Transactions with Related Persons
     The Audit Committee reviews and approves all related party transactions. We have not adopted a formal related-party transactions policy. There were no related party transactions during fiscal year 2007.
Other Transactions
     We have entered into indemnity agreements with our directors and officers for the indemnification and advancement of expenses to these persons to the fullest extent permitted by law.
HOUSEHOLDING OF PROXY MATERIALS
     The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
     This year, a number of brokers with account holders who are Anadys stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Anadys Pharmaceuticals, Inc., 3115 Merryfield Row, San Diego, California 92121, attn: Investor Relations or contact our Senior Vice President, Operations and Chief Financial Officer at (858) 530-3600. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.
ANNUAL REPORT
     Our Annual Report for the fiscal year ended December 31, 2007 will be mailed to stockholders of record at the close of business as of April 7, 2008. Our Annual Report does not constitute, and should not be considered, a part of this Proxy.
     For any person who was a beneficial owner of our common stock on the record date, a copy of our Annual Report on Form 10-K will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of our company at such date. Requests should be directed to Anadys Pharmaceuticals, Inc., 3115 Merryfield Row, San Diego, California 92121, Attention: Investor Relations.
OTHER MATTERS
     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Elizabeth E. Reed

Elizabeth E. Reed Secretary
April 14, 2008

ANADYS PHARMACEUTICALS INC. 3115 MERRYFIELD ROW SAN DIEGO, CA 92121 VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Anadys Pharmaceuticals Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Anadys Pharmaceuticals Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ANAPH1 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ANADYS PHARMACEUTICALS INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the A Election of Directors number(s) of the nominee(s) on the line below. The Board of Directors recommends a vote FOR the nominees for Director listed below. Proposal 1: To elect the following nominees to serve as directors until the 2011 Annual Meeting of Stockholders of the Company and until their successor has been duly elected and qualified. 1) — Mark G. Foletta, CPA 2) — Steven H. Holtzman 3) — Kleanthis G. Xanthopoulos, Ph.D. B Issue For Against Abstain The Board of Directors recommends a vote FOR Proposal 2. Proposal 2: To ratify the selection of Ernst & Young LLP as the independent registered pubic accounting firm of the Company for the fiscal year ending December 31, 2008. C Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed. Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person. For address changes and/or comments, please check this box and write them on the back where indicated. Please indicate if you plan to attend this meeting. Yes No Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Proxy — Anadys Pharmaceuticals Inc. PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON May 30, 2008 The undersigned hereby appoints Stephen T. Worland, Ph.D. and James T. Glover, and each of them, with full power of substitution to represent the undersigned and to vote all shares of common stock of Anadys Pharmaceuticals, Inc. (Anadys) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Anadys to be held at Anadys Pharmaceuticals Inc., 3115 Merryfield Row, San Diego, California 92121, May 30, 2008 at 9:00 a.m., local time, and at any and all postponements, continuations and adjournments thereof, (1) as hereinafter specified upon the proposals listed on the reverse side and (2) in their discretion, upon such other matters as may properly come before the meeting. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. Please vote, date and promptly return this proxy in the enclosed return envelope, which is postage-prepaid if mailed in the United States. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued on the other side)